EXHIBIT 10.8

DEBENTURE REDEMPTION AGREEMENT

THIS DEBENTURE REDEMPTION AGREEMENT (the “Agreement”), effective as of the 11th day of October, 2013, (the “Effective Date”) by and between YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (the “Seller”) and NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Buyer”).

RECITALS

WHEREAS, the Seller owns certain secured convertible debentures issued by the Buyer as identified on Schedule A attached hereto (the “Securities”); and

WHEREAS, subject to the terms and conditions set forth herein, the Buyer desires to have the option to redeem from the Seller the unpaid principal amounts outstanding of the Securities, and the Seller desires to grant to the Buyer such option to redeem such amounts as set forth herein.

NOW, THEREFORE, in consideration of the promises and the respective covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    Recitals. The foregoing Recitals are true and correct in all respects and are hereby incorporated by reference herein.

2.    Redemption Amounts; Sale and Purchase of the Securities.

(a)    Sale and Purchase of the Securities. Subject to the terms and conditions hereof, at the option of the Buyer, the Seller shall sell, transfer and deliver to the Buyer at each Closing (as hereinafter defined) the applicable Redemption Amount, and the Buyer shall purchase all of such Redemption Amount, free and clear of all security interests, liens, claims, encumbrances, pledges, agreements, rights of first refusal and options of any kind or nature whatsoever (each purchase, a “Redemption”).

(b)    Redemption Amount. Five (5) business days prior to each Closing, the Buyer shall select an amount of the unpaid outstanding principal balance owed to the Seller that it desires to redeem at such Closing (the “Redemption Amount”) and shall have the right to purchase such Redemption Amount for a purchase price (the “Purchase Price”) equal to seventy-five percent (75%) of such Redemption Amount. For the avoidance of doubt, the Purchase Price is equal to a twenty-five percent (25%) reduction in the Redemption Amount.

(c)    Mechanics of Redemption. To redeem any amount of the Securities, on any date the Seller shall transmit by facsimile (or otherwise deliver), for receipt on such date, a copy of an executed notice of redemption in the form attached hereto as Exhibit I (the “Redemption Notice”). Once the Seller receives a Redemption Notice, it shall within three (3) business days return such executed Redemption Notice to the Buyer, which shall memorialize how the Redemption Amount shall be allocated among the Securities. The Seller shall have full discretion on how the Redemption Amount shall be allocated amongst the outstanding Securities held by the Seller.

3.    The Closing Date; and Deliveries at the Closing.

(a)    Closing. Each closing of the sale and purchase of a Redemption Amount (each “Closing”) will take place at the offices of the Buyer, or at such other place, at such time as the parties may establish (the date of each such Closing being hereinafter referred to as a “Closing Date”).

(b)          Deliveries of the Seller. At each Closing, the Seller shall deliver or cause to be delivered to the Buyer such documents and instruments as the Buyer may reasonably request to evidence the Redemption. Notwithstanding the foregoing, the Seller shall not be required to physically surrender any of the physical instruments evidencing the Securities to the Buyer unless (i) the full amount outstanding under such Security is being redeemed or (ii) the Seller has provided the Buyer with prior written notice requesting reissuance of such Security upon physical surrender of the Security. The Seller and the Buyer shall maintain records showing the principal and interest redeemed under each of the Securities that constitute each Redemption Amount, and shall use such other methods so as to not require physical surrender of a partial redemption of any of the Securities.

(c)           Deliveries by Buyer. At each Closing, the Buyer shall deliver the following to the Seller:

(i)    subject to the terms and conditions hereof, the applicable Purchase Price as provided in Section 2 hereof; which shall be wired to details (“Wire Information” set forth in Schedule B.

(ii)    such other documents and instruments as the Seller may reasonably request.

4.    At-Will Termination. This Agreement is an at-will agreement and may be terminated by either Party upon 90 days’ prior written notice, of which receipt is acknowledged by the receiving party (such notice, a “Notice of Termination”).

5.    Representations and Warranties of Seller.

(a)    Organization. The Seller is an exempt limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Seller.

(b)    Title to Securities. The Seller has good, marketable and unencumbered title to the Securities, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements (other than this Agreement), rights of first refusal, and options of any kind or nature whatsoever. The Seller has full right and authority to transfer and deliver all of each Redemption Amount to the Buyer as contemplated hereby. Upon consummation of the transactions contemplated hereby, the Seller will have transferred to the Buyer good, marketable and unencumbered title to each such Redemption Amount, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal and options of any kind or nature whatsoever.

(c)    Power and Authority. The Seller has full power and authority to execute and deliver this Agreement and the other transaction documents referred to herein, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other transaction documents referred to herein, the performance of the obligations of the Seller hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby has been duly and validly authorized by the Seller. Each of this Agreement and the other transaction documents delivered or to be delivered by the Seller hereunder has been, or at each Closing will be, duly and validly executed and delivered by the Seller and constitutes, or at each Closing will constitute, the legal, valid and binding agreement of the Seller and is, or at each Closing will be, enforceable in accordance with its respective terms.

(d)    Seller’s Investment Representations.

(i)    The Seller is familiar with the conditions (financial and otherwise), properties, assets, liabilities, business, operation and prospects of the Buyer.

(ii)    The Seller and its advisors have had an opportunity to ask questions of, and to receive information from, the Buyer and persons acting on its behalf concerning the terms and conditions of the Seller’s sale of the Securities, the terms of this Agreement and the transactions contemplated hereby.

(e)    Consents and Approvals; No Violation. There is no requirement applicable to the Seller to obtain any authorization, license, consent or approval of any nongovernmental person as a condition to the lawful consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the other transaction documents referred to herein by the Seller and the performance by the Buyer of its obligations hereunder and thereunder will not: (A) conflict with or result in any breach of any provision of the charter documents of the Seller; (B) result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller or any of its assets may be bound, except for such defaults or rights of termination, cancellation or acceleration (i) which individually or in the aggregate would not have a material adverse effect upon the Seller or (ii) as to which requisite waivers or consents have been obtained by Seller or will be obtained prior to each Closing; or (C) violate any order, writ, injunction or decree applicable to Seller. To Seller’s knowledge, there is no requirement to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. To Seller’s knowledge, the execution, performance and delivery of this Agreement do not, and the consummation of the transaction contemplated hereby will not constitute a violation of any material law, rule, regulation or government permit or license applicable to the Seller.

6.    Representations and Warranties of Buyer.

The Buyer represents and warrants to the Seller as follows:

(a)    Organization. The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Buyer.

(b)    Authority Concerning this Agreement. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other transaction documents referred to herein and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the transaction documents referred to herein and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. Each of this Agreement and the other transaction documents delivered or to be delivered by the Buyer hereunder has been, or at each Closing will be, duly and validly executed and delivered by the Buyer and constitutes, or at each Closing will constitute, the legal, valid and binding agreement of the Buyer, and is, or at each Closing will be, enforceable in accordance with its terms.

7.    Miscellaneous Provisions.

(a)    Certain Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

(b)    Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to or after the Closing Date but only by written agreement that identifies this Agreement and is signed by all the parties hereto.

(c)    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(d)    Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New Jersey without regard to its conflicts of law rules.

(e)    Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(f)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other tribunal to be invalid, void, unenforceable or against its public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g)    Interpretation. The descriptive headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or meaning hereof. The word “Agreement” refers to the body of this Agreement and all Schedules attached hereto or referred to herein. “Herein,” “hereof” and the like refer to this Agreement as a whole. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and each gender shall include all genders.

(h)    Entire Agreement. This Agreement, including and Schedules attached hereto (and any other instruments executed and delivered at the Closing), embodies the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement. There are no representations, warranties, covenants or agreements among the parties with respect to the subject matter hereof except as set forth herein or in the other agreements described in the previous sentence. The Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) between the parties with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement or the Schedules attached hereto.

(i)    Securities Redemption Provisions. The parties hereto acknowledge and agree that this Agreement shall be deemed to be in compliance with, and not in violation of, any redemption provisions set forth in the Securities and that (i) the Buyer shall not be required to pay any redemption premium, under Section 3 of the Securities, in connection with the Redemption, and (ii) the Seller shall not exercise all or any portion of any of the Securities, under Section 3 of the Securities, in connection with this Redemption.

IN WITNESS WHEREOF, the parties hereto have executed this Debenture Redemption Agreement as of the date first above written.

BUYER:		SELLER:

NEOMEDIA TECHNOLOGIES, INC.		YA GLOBAL INVESTMENTS L.P.
By: Yorkville Advisors, LLC
Its: Investment Manager
By:	/s/ Laura Marriott
Name:	Laura A. Marriott
Title:	Chief Executive Officer	By:	/s/ Jerry Eicke
		Name:	Jerry Eicke
		Title:	Managing Member